Exhibit 10.2

K-SEA TRANSPORTATION PARTNERS L.P.

DEFERRED COMPENSATION PLAN

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3.2	Form of Deferral	6

3.3	Commitment Limited by Termination	6

3.4	Modification of Deferral Commitment	6

ARTICLE 4	DEFERRED COMPENSATION ACCOUNT	6

4.1	Account	6

4.2	Determination of Accounts	7

4.3	Vesting of Accounts	7

4.4	Statement of Accounts	8

ARTICLE 5	PLAN BENEFITS	8

5.1	Benefits Upon Separation from Service	8

5.2	Death Benefit	8

5.3	Form of Payment	8

5.4	Valuation and Settlement	9

5.5	Payment to Guardian	9

ARTICLE 6	BENEFICIARY DESIGNATION	10

6.1	Beneficiary Designation	10

6.2	Changing Beneficiary	10

6.3	No Beneficiary Designation	10

6.4	Effect of Payment	10

ARTICLE 7	ADMINISTRATION	11

7.1	Committee; Duties	11

7.2	Agents	11

7.3	Binding Effect of Decisions	11

7.4	Indemnity of Committee	11

7.5	Election of Committee After Change in Control	11

ARTICLE 8	CLAIMS PROCEDURE	12

8.1	Claim	12

8.2	Denial of Claim	12

8.3	Review of Claim	12

8.4	Final Decision	12

ARTICLE 9	AMENDMENT AND TERMINATION OF PLAN	13

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9.1	Amendment	13

9.2	Company’s Right to Terminate	13

ARTICLE 10	MISCELLANEOUS	14

10.1	Unfunded Plan	14

10.2	Company Obligation	14

10.3	Unsecured General Creditor	14

10.4	Trust Fund	14

10.5	Nonassignability	15

10.6	Not a Contract of Employment	15

10.7	Protective Provisions	15

10.8	Governing Law	15

10.9	Validity	15

10.10	Notice	15

10.11	Successors	16

10.12	Section 409A of the Code	16

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K-SEA TRANSPORTATION PARTNERS L.P.

DEFERRED COMPENSATION PLAN

ARTICLE 1

PURPOSE; EFFECTIVE DATE

1.1          Purpose

The purpose of this Deferred Compensation Plan is to provide tax planning opportunities and supplemental deferred compensation benefits to Employees of the Company and certain affiliates and to Board Members of the Company.

1.2          Effective Date

The Plan is effective                         , 2010.

ARTICLE 2

DEFINITIONS

For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1          Account

“Account” means the account maintained by the Company, including the subaccounts described in Section 4.1, to measure and determine the amounts to be paid to a Participant under the Plan. The maintenance of these Accounts is for recordkeeping purposes only and shall not require any segregation of assets.

2.2          Beneficiary

“Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan Benefits payable after the Participant’s death.

2.3          Board

“Board” means the Board of Directors of the Company.

2.4          Change in Control

“Change in Control” means an occasion upon which (i) any ‘person’ (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as now in effect or as hereafter amended (‘Exchange Act’)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Partnership or a corporation controlled by the Partnership, acquires (either directly and/or through becoming the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act)), directly or indirectly, securities of the Partnership representing 30% or more of the combined voting power of the Partnership’s then outstanding securities (or has acquired securities representing 30% or more of the combined voting power of the Partnership’s then outstanding securities during the 12-month period ending on the date of the most recent acquisition of Partnership securities by such person); or (ii) during any period of twelve (12) consecutive months (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Partnership to effect a transaction described in clauses (i) or (iii) of this Paragraph) whose election by the Board or nomination for election by the Partnership’s unitholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) any of (a) the Partnership consummates a merger, consolidation, reorganization, recapitalization or statutory share exchange (a ‘Business Combination’), other than a Business Combination which would result in the voting securities of the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power and at least 50% of the combined total fair market value of the securities of the Partnership or such surviving entity outstanding immediately after such Business Combination, (b) the Partnership’s shareholders approve a plan of complete liquidation of the Partnership, or (c) the Partnership completes the sale or other disposition of all or substantially all of its assets in one or a series of transactions.

2.5          Committee

“Committee” means the committee appointed by the Board to administer the Plan pursuant to Article VII. The initial Committee so designated by the Board shall be the Administrative Committee.

2.6          Company

“Company” means K-Sea General Partner GP LLC, a Delaware limited liability company and directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

2.7          Deferral Commitment

“Deferral Commitment” means a commitment made by a Participant to defer a percentage or flat dollar amount of any or each of the three types of Remuneration pursuant to Article III.  The Deferral Commitment may, but need not, specify a different percentage or flat dollar amount in respect of (i) the Annual Bonus, (ii) Director Fees, and (iii) Phantom Unit Awards.  A specified percentage or a flat dollar amount of the Annual Bonus, Director Fees or Phantom Unit Awards may be deferred into the appropriate subaccount of a Participant’s Account.  A Deferral Commitment with respect to any form of Remuneration shall remain in effect until amended or revoked as provided under Section 3.2.

2.8          Deferral Period

“Deferral Period” means each calendar year with respect to an Annual Bonus or Director Fees and means the 30-day period following the grant of a Phantom Unit Award in the case of Phantom Unit Awards.

2.9          Determination Date

“Determination Date” means the last day of each calendar month.

2.10        Director

“Director” means a member of the Board of K-Sea General Partner GP, LLC.

2.11        Earnings

“Earnings” means, with respect to the subaccounts of a Participant’s Account associated with deferrals of an Annual Bonus or deferrals of Directors Fees, the earnings or losses attributable to any investment vehicles which the Committee may from time to time identify for such purpose. In so identifying one or more investment vehicles, the Committee may, in its discretion, establish a mechanism to allow each Participant to select which of the specified investment vehicles shall serve as the basis for determining Earnings with respect to the Participant’s applicable subaccounts. Alternatively, the Committee may, in its discretion, direct that the Earnings attributable to the Participant’s applicable subaccounts shall be determined by reference to a pre-determined investment vehicle or specified blend of investment vehicles.

2.11A         It is contemplated that during the time period that each Phantom Unit is outstanding, whenever a cash distribution is made by the Partnership with respect to actual outstanding Units, a corresponding cash distribution will be made to the Participant on whose behalf such Phantom Unit has been established. It is also contemplated that such corresponding cash distribution shall be made to each applicable Participant within thirty (30) days of the date the cash distributions are made to the holders of actual outstanding Units. Nevertheless, the Committee may, in its sole discretion, establish through the provisions of a Deferral Commitment a mechanism wherein such periodic cash distributions with respect to Phantom Units will be deferred until the date that payments are made with respect to the underlying Phantom Units. If such a mechanism is established, then with respect to a Participant’s subaccount associated with deferrals of such Phantom Unit Awards, the term “Earnings” means an amount of cash equal to the cash distributions made by the Partnership with respect to an actual outstanding Unit during the period each such Phantom Unit is outstanding. The amount of such cash will be allocated to the Participant’s subaccount associated with deferrals of the Annual Bonus or Directors Fees, as the case may be, as of the date the corresponding cash distribution is made with respect to actual outstanding Units and shall then be credited with future Earnings in the same manner as the remaining balance of such subaccount. Alternatively, the Committee may, in its discretion, establish a mechanism wherein the amount of cash distributions deemed applicable to a Phantom Unit shall instead be converted into an additional fractional Phantom Unit, based upon the trading price of actual outstanding Units as of the day the corresponding cash distribution is made with respect to actual outstanding Units. Any such additional fractional Unit shall be allocated to the Participant’s subaccount associated with deferred Phantom Units and be subject to all the rules and elections attributable to such subaccount.

2.12        Form of Payment Designation

“Form of Payment Designation” means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable under this Plan, as elected by the Participant.

2.13        Participant

“Participant” means any Employee or Director who is eligible, pursuant to Section 3.1, to participate in this Plan, and who has elected to defer any form of Remuneration under this Plan.

2.14        Partnership

“Partnership” means K-Sea Transportation Partners L.P., a Delaware limited partnership.

2.15        Plan

“Plan means this Deferred Compensation Plan as amended from time to time.

2.16        Plan Benefit

“Plan Benefit” means the benefit payable to the Participant as calculated in Article V.

2.17        Plan Year

“Plan Year” means the consecutive twelve (12) month period ending on each December 31.

2.18        Phantom Unit

“Phantom Unit” means a phantom (notational) unit issued under the authority of the K-

Sea Transportation Partners L.P. Long-Term Incentive Plan, or any successor of such plan, which has a value equal to the value of one Share.

2.19        Remuneration

“Remuneration” means certain forms of compensation otherwise payable to the Participant by the Company.  The term Remuneration shall include (i) the Annual Bonus, (ii) Director Fees and (iii) Phantom Unit Awards.

2.20        Separation from Service

“Separation from Service” means the definition set forth in Treas. Reg. § 1.409A-1(h).

2.21        Share

“Share” means a common unit of the Partnership that is publicly traded on the New York Stock Exchange.

2.22        Total Disability

“Total Disability” means the incurrence of a physical or mental condition which prevents a Participant from engaging in the performance of his or her duties on an apparently permanent basis and which qualifies as a disability for purposes of IRC Section 409A.

ARTICLE 3

PARTICIPATION AND DEFERRAL COMMITMENTS

3.1      Eligibility and Participation.

(a)           Eligibility. Eligibility to participate in the Plan shall be limited to individuals who are Directors and to individuals who are selected by the Committee for eligibility to participate in this Plan from the management and highly compensated employee workforce of the Company (“Employees”).

(b)           Participation. A Director’s participation in the Plan shall be effective upon election to the Board of Directors of the Company and an Employee’s participation in the Plan shall be effective upon the identification of such Employee as an eligible Participant by the Committee, together, in the case of both a Director and an Employee with the completion and submission of a Deferral Commitment and a Form of Payment Designation to the Committee.  In the case of deferrals of the Annual Bonus or Directors Fees, the Deferral Commitment must be filed by the thirtieth (30th) day of the second (2nd) month immediately preceding the beginning of the Deferral Period. In the case of deferrals of a Phantom Unit Award, the Deferred Commitment must be filed before the end of the applicable Deferral Period.  Such Deferral Commitment and Form of Payment Designation shall remain in effect with respect to each succeeding Deferral Period, until such time as another Deferral Commitment is filed with the Committee as described in Section 3.2(b) below.

(c)           Part-Year Participation. When an individual first becomes eligible to participate during a Deferral Period, a Deferral Commitment may be submitted to the Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Deferral Commitment will be effective only with regard to Remuneration earned following submission of the Deferral Commitment to the Committee.

3.2          Form of Deferral

A Participant may elect a Deferral Commitment as follows:

(a)           Form of Deferral Commitment. A Deferral Commitment shall apply to each installment of the applicable form of Remuneration otherwise payable by the Company to a Participant during the Deferral Period. The Deferral Commitment shall, if applicable, provide for all necessary investment instructions with respect to deferred Remuneration.

(b)           Period of Commitment. Once a Participant has made a Deferral Commitment, that Commitment shall remain in effect for that Deferral Period and shall remain in effect for all future Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee no later than November 30 of the year preceding the Deferral Period for which it is in intended to be effective.

3.3          Commitment Limited by Termination

If a Participant terminates from the Board of the Company or, in the case of an Employee, incurs a Separation from Service prior to the end of the Deferral Period, the Deferral Period shall end as of the date of termination or Separation from Service, as the case may be...

3.4          Modification of Deferral Commitment

A Deferral Commitment shall be irrevocable by the Participant during a Deferral Period.

ARTICLE 4

DEFERRED COMPENSATION ACCOUNT

4.1          Account

For recordkeeping purposes only, an Account shall be maintained for each Participant and shall be subject to periodic credits and adjustments as described herein.  A separate subaccount shall be maintained within the Account to reflect deferrals attributable to (i) the

Annual Bonus, (ii) Director Fees and (iii) Phantom Unit Awards, as the case may be.  In addition, the Committee may, in its sole discretion at any time and from time to time, implement a mechanism to provide for the allocation of employer-originated contributions to a Participant’s Account in the Plan. Such employer-originated contributions may include, by way of example and not limitation, amounts reflecting matching contributions which could not be allocated to the Participant’s account in an IRC Section 401(k) plan due to various legal limitations and discretionary employer contributions. Any such employer-originated contributions shall be allocated to separate subaccounts of the Participant then designed for such purpose. Such separate subaccounts shall, to the extent then vested, be distributed in the form of a lump sum upon the Participant’s Separation from Service except to the extent that a procedure is established to allow a Participant to file a Deferral Commitment and Form of Payment Designation with respect to such subaccount.  The Account shall be a book-keeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

4.2          Determination of Accounts

Each Account as of each Determination Date shall consist of the balance of all subaccounts within the Account as of the immediately preceding Determination Date, adjusted as follows:

(a)           New Deferrals. The appropriate subaccount of each Account shall be increased by any deferred Remuneration credited since such Determination Date and any amount treated as a Phantom Unit cash distribution credit under Section 2.11.

(b)           Distributions. The Account shall be reduced by any benefits distributed to the Participant since such immediately preceding Determination Date.

(c)           Earnings. The Account shall be increased by the Earnings on the average daily balance in the Account since such immediately preceding Determination Date.

4.3          Vesting of Accounts

A Participant shall be one hundred percent (100%) vested at all times in the amount of any Annual Bonus or Director Fee elected to be deferred under this Plan and Earnings thereon credited to the Participant’s Account and shall have a vested interest in any Phantom Unit Awards which is based upon the vesting provisions associated with such Phantom Unit Award under the K-Sea Transportation Partners L.P. Long-Term Incentive Plan.  Finally, in the event that a separate subaccount is established to provide for the deferral of an employer-originated contribution as described in Section 4.1, the document announcing such contribution shall specify the vesting schedule, if any, applicable to such contribution.

4.4          Statement of Accounts

The Committee shall give to each Participant a statement showing the balances in the Participant’s Account (including all subaccounts maintained for such Account, to the extent applicable) both on an annual basis and at such times as may be determined by the Committee.

ARTICLE 5

PLAN BENEFITS

5.1          Benefits Upon Separation from Service

If a Deferral Commitment has specified that any portion of an Account shall be paid upon a specified date, payment shall be made on such date unless the Participant incurs a Separation from Service prior to such date due to death or the incurrence of Total Disability or incurs a Separation from Service for any reason after a Change in Control of the Company in which case payments shall commence within sixty (60) days of the date of such Separation from Service due to death, Total Disability or Separation from Service after a Change in Control of the Company.  If a Participant incurs a Separation from Service for any reason other than death, Total Disability or a Separation from Service after a Change in Control of the Company, the Company shall pay the Participant benefits equal to the full vested balance in the Participant’s Account.  If a Participant incurs a Separation from Service due to Death, Total Disability or incurs a Separation from Service for any reason after a Change in Control of the Company, the Participant’s benefits shall be based upon the full balance of the Participant’s Account, whether or not previously vested.

5.2          Death Benefit

Upon the death of the Participant, the Company shall pay to the Participant’s Beneficiary an amount determined as follows:

(a)           If the Participant dies prior to a Separation from Service, the amount payable under this paragraph shall be in lieu of any other benefit payment under this Plan and shall equal the full balance of the Participant’s Account, whether or not vested.

(b)           If the Participant dies after a Separation from Service, the amount payable shall be equal to the remaining unpaid vested balance of the Participant’s Account.

5.3          Form of Payment

Retirement, termination and death benefits, attributable to a Participant’s Account shall be paid in the form of benefit as provided below, specified by the Participant in the Form of

Payment Designation unless the benefit is based on a “small account” as defined in Subsection (c) below. Payments shall commence no later than sixty (60) days after all information necessary to calculate the benefit amount has been received by the Company following the date of Retirement, termination, or death.  The Form of Payment Designation selected in (a) or (b) below shall be for the entire Account.  If upon termination or Retirement, the Participant’s most recent election as to the form of payment was made within one (1) year of such termination or Retirement, then the prior election shall be used to determine the form of payment. The forms of benefit payment associated with the Account are:

(a)           A lump-sum amount which is equal to the balance of the Account; or

(b)           Equal annual installments which are equal to the Account amortized over a period of up to five (5), ten (10), fifteen (15) or twenty (20) years.

Earnings shall continue to be credited on the unpaid balance of the Account in connection with payments made on an installment basis.  In the event that a Participant dies prior to receipt of all installments payable in connection with an elected installment payment method, the Beneficiary of the remaining payments may request the Committee to accelerate the payment of some or all of the remaining installments. The Committee may consider any such request in its sole discretion but shall not be bound to grant any such request.

(c)           Small Account.  If the aggregate value of the Participant’s Account is under fifty thousand dollars ($50,000) on the Valuation Date as defined in Section 5.4, the benefit shall be paid in a lump sum.

With respect to distributions involving Phantom Units, Shares or cash, as determined in the discretion of the Committee, shall be distributed in an amount equal to the number and value of Phantom Units associated with such distributions.

5.4          Valuation and Settlement

If applicable, the specific date designated by the Participant in a Deferral Commitment, or if no such date is designated, the last day of the month in which the Participant incurs a Separation from Service, or, if a Participant dies prior to a Separation from Service, the last day of the month in which the Participant dies shall be the Valuation Date. The amount of any lump sum payment and the initial amount of installments shall be based on the value of the Participant’s Account balance on the Valuation Date. The date on which a lump sum is paid or the date on which installments commence shall be the settlement date. The settlement date shall be no more than sixty-five (65) days after the Valuation Date. All payments shall be made as of the first (1st) day of the month.

5.5          Payment to Guardian

If a Plan Benefit is otherwise payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee, the Partnership and the Company from all liability with respect to such benefit.

ARTICLE 6

BENEFICIARY DESIGNATION

6.1          Beneficiary Designation

Each Participant shall have the right, at any time, to designate one (1) or more persons or entities as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant’s death prior to complete distribution of the Participant’s Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

6.2          Changing Beneficiary

Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.  The filing of a new designation shall cancel all designations previously filed.

6.3          No Beneficiary Designation

If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

(a)           The Participant’s surviving spouse;

(b)           The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take, by right of representation, the share the deceased child would have taken if living;

(c)           The Participant’s estate.

6.4          Effect of Payment

Payment to the Beneficiary shall completely discharge the Company’s obligations under this

Plan.

ARTICLE 7

ADMINISTRATION

7.1          Committee; Duties

This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except after a Change in Control as provided in Section 7.5 below. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2          Agents

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3          Binding Effect of Decisions

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4          Indemnity of Committee

The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

7.5          Election of Committee After Change in Control

After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

ARTICLE 8

CLAIMS PROCEDURE

8.1          Claim

Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2          Denial of Claim

If the claim or request is denied, the written notice of denial shall state:

(a)           The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

(b)           A description of any additional material or information required and an explanation of why it is necessary; and

(c)           An explanation of the Plan’s claim review procedure.

8.3          Review of Claim

Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Committee of Claimant’s claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4          Final Decision

The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of the Claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

ARTICLE 9

AMENDMENT AND TERMINATION OF PLAN

9.1          Amendment

The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments, subject to the following:

(a)           Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

(b)           Changes in Earnings Rate. No amendment shall reduce, either prospectively or retroactively, the rate of Earnings to be credited to the amount already accrued in a Participant’s Account and any Remuneration to be credited to the Account under Deferral Commitments already in effect on that date.

The Board may also effectuate an amendment to the Plan through a written Board resolution which shall be viewed as part of this Plan.  If such resolution applies to fewer then all Participants and Beneficiaries, then only those Participants and Beneficiaries who are directly affected by such resolution need be given notice of such resolution.

9.2          Company’s Right to Terminate

The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Company.

(a)           Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

(b)           Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the event of complete termination, the Plan shall cease to operate and Company shall pay out each Account.  Payment of an Account shall be made as a lump sum or in equal monthly installments, based on the Account balance, provided, however, that in the event of a complete termination of the Plan subsequent to a Change in Control, payment of the entire Account in a lump sum will be made no more than thirty (30) days subsequent to the effective date of such complete termination. Notwithstanding the above, the payment of any portion of an Account which is subject to Section 409A and the conversion of Phantom Stock Units into Shares may not be accelerated except in compliance with the provisions of Treas. Reg. Section 1.409A-3(j)(4)(ix) or such other events and conditions which may be permitted in generally applicable guidelines published in the Internal Revenue Bulletin.

The Board reserves any discretion to distribute benefits in accordance with the requirements of such regulations and/or such guidelines

Earnings shall continue to be credited on the unpaid balance in each Account.

ARTICLE 10

MISCELLANEOUS

10.1        Unfunded Plan

This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning. of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2        Company Obligation

The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company.

10.3        Unsecured General Creditor

Except as provided in Section 10.4, Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.4        Trust Fund

Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one (1) or more Trusts, with such Trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a Trust shall be irrevocable, its assets shall be held for payment of all of Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such Trust, Company shall have no further obligation to pay them. If not paid from the Trust, such benefits shall remain the obligation of Company.

10.5        Nonassignability

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.6        Not a Contract of Employment

This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of Company to discipline or discharge a Participant at any time.

10.7        Protective Provisions

A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such other action as may be requested by Company.

10.8        Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the State of New York, except as preempted by federal law.

10.9        Validity

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10      Notice

Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Company’s records.

10.11      Successors

The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

10.12      Section 409A of the Code

To the extent that such requirements are applicable, the Plan is intended to comply with the requirements of Section 409A and shall be interpreted and administered in accordance with that intent.  If any provision of the Plan would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended so as to avoid the conflict. The nature of any such amendment shall be determined by the Board.  Notwithstanding the above, if the Participant qualifies as a “specified employee,” as defined in Treas. Reg. Section 1.409A-1(i), incurs a Separation from Service for any reason other than death and becomes entitled to a distribution under the Plan, then to the extent required by Section 409A, no distribution otherwise payable to the Participant during the first six (6) months after the date of such Separation from Service, shall be paid to the Participant until the date which is one day after the date which is six (6) months after the date of such separation from service (or, if earlier, the date of the Participant’s death).

K-SEA GENERAL PARTNER G.P. LLC

By:
Its

Dated: